Exhibit 99.1

Theravance Biopharma, Inc. Sells Remaining Royalty Interest in Trelegy Ellipta to GSK for $225 Million

•	Definitive agreement to result in one-time $225 million cash payment
•	Theravance Biopharma retains rights to up to $150 million in milestones from Royalty Pharma on Trelegy Ellipta net sales in 2025 and 2026, requiring minimal to no growth over 2024 actuals to be achieved
•	$225 million from royalty transaction announced today, in addition to the $1.1 billion upfront received in 2022, and up to $200 million in milestones (of which $50 million was received in 2025), brings total potential lifetime value from Trelegy Ellipta monetization efforts to $1.525 billion
•	First outcome from Strategic Review Committee’s ongoing efforts to maximize shareholder value; Board remains committed to returning excess capital to shareholders

DUBLIN, IRELAND – JUNE 2, 2025 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today announced that it has entered into a definitive agreement to sell its remaining royalty interest in net sales of Trelegy Ellipta (“Trelegy”) to GSK (NYSE: GSK) for $225 million in cash.

“Through this agreement with GSK to monetize our outer-year Trelegy royalties, we are translating our long-standing confidence in Trelegy’s sustained success into immediate value for Theravance Biopharma shareholders,” said Rick E Winningham, CEO of Theravance Biopharma. “Our initial 2022 sale of Trelegy royalty interests generated $1.1 billion in upfront cash, strengthening our balance sheet and enabling us to return significant capital to shareholders. Our decision to retain future Trelegy royalties and potential milestones in the 2022 transaction reflected our confidence in the product’s enduring value and commitment to maximize the value of the royalty interest for our shareholders. This latest agreement with GSK, resulting from the ongoing work of the Strategic Review Committee and the company’s senior management, further validates this strategy, and comes alongside our continued work to grow YUPELRI and advance ampreloxetine towards potential regulatory approval and launch.”

Theravance Biopharma’s economic interest in Trelegy originates from a 2002 collaboration agreement with GSK, in which Theravance Biopharma’s predecessor pooled with GSK its long-acting beta agonist (LABA) assets in exchange for milestones and royalties on LABA-containing combination products subsequently developed and commercialized by GSK, including Trelegy. In 2022, Theravance Biopharma sold its economic interest in the Trelegy royalties to Royalty Pharma in exchange for $1.1 billion upfront and potential sales related milestone payments of up to $250 million in the aggregate, while retaining the right to receive 85% of Trelegy royalties for sales of Trelegy from and after 2029 (ex-U.S.) and 2031 (U.S.) (“Outer Year Royalties”).

Under the terms of the agreement announced today, Theravance Biopharma will receive $225 million in cash for the sale of the Outer Year Royalties. The Company retains its right to receive up to $150 million in remaining Trelegy sales related milestones in 2025 and 2026 from Royalty Pharma:

•	$50 million if FY 2025 global net sales reach ~$3.41 billion (approx. -1% vs. 2024)
•	$100 million if FY 2026 global net sales reach ~$3.51 billion (approx. +2% vs. 2024)

Theravance Biopharma's financial guidance for 2025 remains unchanged.

This transaction represents the first outcome of the ongoing efforts of the Strategic Review Committee (the “Committee”) of the Board of Directors. Theravance Biopharma announced on November 12, 2024, that the Board of Directors had formed the Committee, composed entirely of independent directors, to assess all strategic alternatives available to the Company. The Company remains focused on disciplined capital allocation and returning excess cash to shareholders. The Committee will continue to evaluate a range of alternatives to further enhance shareholder value, though there can be no assurance that additional transactions will occur.

Advisors

Lazard acted as exclusive financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Theravance Biopharma.

About Theravance Biopharma

Theravance Biopharma, Inc.’s focus is to deliver Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Ampreloxetine, its late-stage investigational once-daily norepinephrine reuptake inhibitor in development for symptomatic neurogenic orthostatic hypotension (nOH) in patients with Multiple System Atrophy (MSA), has the potential to be a first in class therapy effective in treating a constellation of cardinal symptoms in MSA patients. The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris company. Trademarks, trade names or service marks of other companies appearing in this press release are the property of their respective owners.

TRELEGY and ELLIPTA are registered trademarks of the GSK group of companies.

Forward-Looking Statements

This press release will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations, and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company’s expectations regarding its future profitability, expenses and uses of cash, the Company’s goals, designs, strategies, plans, potential, and objectives, future growth of YUPELRI sales, future milestone and royalty payments, the ability to provide value to shareholders, the Company’s regulatory strategies and timing of clinical studies, potential or possible safety, efficacy or differentiation of our investigational therapy, ongoing review activities of the Strategic Review Committee and contingent payments due to the Company from the sale of the Company’s Trelegy royalty interests to Royalty Pharma. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: factors that could increase the Company’s cash requirements or expenses beyond its expectations and any factors that could adversely affect its profitability, whether the Trelegy milestone thresholds can be achieved, delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company’s product candidates or product are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, the ability of the Company to protect and to enforce its intellectual property rights, volatility and fluctuations in the trading price and volume of the Company’s shares, and general economic and market conditions. Other risks affecting Theravance Biopharma are in the Company's Form 10-Q filed with the SEC on May 12, 2025, and other periodic reports filed with the United States Securities Exchange Commission (the “SEC”). In addition to the risks described above and in Theravance Biopharma’s filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact:

investor.relations@theravance.com

650-808-4045